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                                                                     EXHIBIT 4.4



The Form of Common Stock Purchase Warrant filed with BLSI's Registration Statement on Form S-3 (No. 333-40408) was issued to the following persons with the following terms:

Received By                       Date Issued     Number of Shares    Exercise Price    Expiration Date
-----------                       -----------     ----------------    --------------    ---------------
MTR Technologies, Inc.          September 1999        216,000             $4.25         September 2004
The Trout Group, LLC            January 2000           30,000             $5.00         January 2003
Alexandros Partners LLC         April 2002             25,000             $2.00         April 2007
Robert Licho                    October 2001           10,000             $1.90         October 2011